     As Filed with the Securities and Exchange Commission on May 2, 2000.

                                                             File No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           Dominion Resources, Inc.
            (Exact name of registrant as specified in its charter)

               Virginia                              54-1229715
                                        (I.R.S. Employer Identification No.)
    (State or other jurisdiction of
    incorporation or organization)

                               ----------------

          120 Tredegar StreetRichmond, Virginia 23219 (804) 819-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patricia A. Wilkerson, Vice President and Corporate SecretaryW. H. Riggs, Jr.,
  Assistant Corporate Secretary Dominion Resources, Inc. 120 Tredegar Street,
                    Richmond, Virginia 23219 (804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                      CALCULATION OF REGISTRATION FEE(*)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       Proposed       Proposed
 Title of Each Class of    Amount      Maximum        Maximum      Amount of
    Securities to be       to be    Offering Price   Aggregate    Registration
       Registered        Registered   Per Share    Offering Price     Fee
------------------------------------------------------------------------------
Common Stock, without    10,000,000   $44.78125     $447,812,500  $118,222.50
 par value.............    shares
------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(*) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for May 1, 2000.

                               ----------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Prospectus

                             [Dominion Direct logo]

                         Dominion Direct Investment(R)

                       10,000,000 Shares of Common Stock
                              (Without Par Value)

                            Dominion Resources, Inc.

                                  May  , 2000

                            [Dominion Direct logo]

                                                              Dated May  , 2000

                           Dominion Resources, Inc.

                         Dominion Direct Investment(R)

            A Direct Stock Purchase Plan for Dominion Common Stock

                       10,000,000 Shares of Common Stock
                              (Without Par Value)

  .  Purchase stock without a broker's fee.

  . Increase your ownership by reinvesting dividends and making optional monthly investments.

  .  Transfer shares at no charge.

  .  Own shares without holding certificates.

  .  Sell shares with minimal fees.

  The common stock offered in this prospectus has not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Where You Can Find More Information

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of these securities.

  .  Annual Report on Form 10-K for the year ended December 31, 1999,

  . Current Reports on Form 8-K filed January 2, 2000, February 1, 2000 and March 24, 2000 and

  . The description of the Company's common stock contained in Form 8-B (Item 4) dated April 29, 1983.

  You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

  Corporate Secretary
  Dominion Resources, Inc.
  120 Tredegar Street
  Richmond, Virginia 23219
  1-804-819-2000
  Shareholder Administration@domres.com

  You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus amendment. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus amendment is accurate as of any date other than the date on the front of those documents.

A Summary of Important Plan Features

  Any investor who wishes to make an initial purchase of Dominion stock can do so by completing an Enrollment Form and sending a check or money order to the Administrator.

 Investments:

  . New participants must make an initial investment of at least $250; or you may elect to make monthly installments of $40 or more a month for 12 consecutive months, by either mail or automatic bank withdrawal.

  . Current participants or certificate holders may make periodic investments of $40 or more at any time.

  .  The maximum quarterly investment is $100,000.

      Dividends on all or some of your shares can be reinvested in Dominion Common Stock. You will receive a confirmation statement for each transaction. Each statement, except the Year-to-Date Summary, includes a form that you may use to make additional investments, sell shares or request certificates.

      If you already own Dominion shares and have certificates, you can deposit them in Dominion Direct Investment for safekeeping.

      You pay no fees or brokerage commissions when you buy shares and only minimal brokerage commission fees when you sell shares. If Dominion is funding the plan with open market purchases rather than newly issued shares, then it will pay any commissions for these purchases. The commissions paid by Dominion will be taxable income to you and reported as dividends on your 1099-DIV form.

  Please read this prospectus carefully. If you are a Dominion shareholder now--or if you decide to become a shareholder--please keep this prospectus with your permanent investment records since it contains important information about Dominion Direct Investment.

  Dominion Shareholder Administration is the Administrator of Dominion Direct Investment. The mailing address, e-mail address and phone numbers are:

  Dominion Resources, Inc.
  P.O. Box 26532
  Richmond, Virginia 23261-6532
  Shareholder_Administration@domres.com
  1-800-552-4034
  1-804-775-2500

Who Can Join

  .  Current shareholders of Dominion.

  . New investors residing in the U.S. who would like to become shareholders.

  . Foreign citizens as long as their participation would not violate any laws in their home countries.

How To Enroll

  . If you hold shares of Dominion in certificate form, fill out the Enrollment Form and return it to the Administrator along with your investment of $40 or more.

  . If you own shares of Dominion but they are held in the name of a bank or broker (that is, in "street name"), complete and send to the Administrator the Enrollment Form along with a check for $250 or more, or commit to $40 or more a month for 12 consecutive months.

  . If your shares are held in "street name" you cannot reinvest dividends on those shares through Dominion Direct Investment. However, you may transfer your Dominion "street name" shares to a Dominion Direct Investment account by instructing your agent to register the shares in your name.

  . If you do not own Dominion stock, or if you are already a participant and wish to establish a separate account (for example, a joint account with your spouse, or a custodian account for a minor), fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for a minimum investment of $250 or commit to make installment payments of $40 or more for 12 consecutive months.

Investment Requirements

  .  All investments must be made in U.S. dollars.

  .  Maximum investment is $100,000 per quarter.

  . New participants must make an initial investment of at least $250 or commit to make monthly installments of $40 or more a month for 12 consecutive months.

  . Additional investments must be at least $40 and in the form of a check or money order made payable to Dominion Resources, Inc.

  . Once you enroll in the plan you can authorize the Administrator to debit your savings or checking account by completing a debit authorization form.

How Shares Are Purchased

  . At Dominion's discretion, shares purchased through Dominion Direct Investment will be either newly issued or purchased in the open market. There are no fees to purchase shares. If Dominion is funding the plan with open market purchases rather than newly issued shares, then it will pay any commissions for these purchases. The commissions paid by Dominion will be taxable income to you and reported as dividends on your 1099-DIV form.

  . Open market purchases are made by an independent agent selected by the Administrator.

  . Shares will be purchased on the 5th and 20th of each month or the next business day. Checks must be received two business days prior to a purchase. Note: Shareholders who send checks or cash drafts that are returned for insufficient funds will be charged an administrative fee of $25.

  . Reinvested dividends will be used to purchase shares beginning on the 20th of the month or the next business day on which a dividend is paid.

  . Due to regulatory requirements, Dominion Direct Investment may be required to make open market purchases over two or more consecutive business days.

  You will not earn interest on any cash investments. You can get a refund on any cash investment up to 48 hours prior to the purchase of any shares by writing to the Administrator.

How Shares Are Priced

  The price of shares purchased through Dominion Direct Investment will be either:

  . For newly issued shares--the average of the high and low sales prices as reported on the New York Stock Exchange Composite Tape and reported in The Wall Street Journal, or

  . For open market purchases--the average cost of all shares purchased on a particular day or the average cost of all shares purchased over the course of several days if the purchase cannot be completed in one day. (Note: Due to regulatory requirements, Dominion Direct Investment may be required to make open market purchases over two or more consecutive business days).

  You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct Investment.

Dividends

  Dividends, if declared, are generally paid on the 20th of March, June, September and December. By completing a dividend authorization you may select one of the following options:

  .  Full dividend reinvestment

  .  Partial dividend reinvestment

  .  Cash dividends

  You can receive a check or have your dividends directly deposited to your bank account by completing a direct deposit authorization form.

Sales

  You can sell some or all of the shares you have accumulated in Dominion Direct Investment or shares you currently hold in certificate form by completing and mailing the withdrawal form that is attached to your statement, along with any certificates. Sign the withdrawal form exactly as the name(s) appear on your account. Shares are generally sold once a week at the then current market price. Sale dates can vary or be suspended for up to two weeks for administrative purposes.

  Proceeds you receive will be less a fee that is expected to be no more than 13 cents per share and covers brokers fees and a portion of our administrative costs of this plan.

  When you make a sale request you must specify the number of shares you want sold not the dollar amount you would like to receive. Your written request must be received by the Administrator by the close of business on the business day before a sale date. You may call the Administrator at 1-800-552-4034 for exact sale dates. You may fax your request to sell shares to the Administrator at (804) 819-2208. Please follow-up by calling the Administrator at the above 800 number to confirm receipt of your fax.

  Note: Cash Drafts are not automatically discontinued when you submit a request to sell shares. Please notify the Administrator in writing if you wish to discontinue this service.

  The Administrator cannot accept instructions to sell on a specific day or at a specific price. If you prefer to have more control over the timing and sales prices, you can request a certificate for your shares and sell them through a broker of your choosing.

  When selling shares, please note that a five (5) share minimum must be maintained in order to keep your account open. The Administrator reserves the right to sell, without prior notification, any and all shares that fall below the five (5) share minimum requirement.

Statements

  The Administrator will send you a confirmation statement for each transaction. Each statement includes a form that you may use to make additional investments, sell shares, or issue certificates. A Year-to-Date Summary that details the entire year's transactions is mailed at the end of each year.

Stock Certificates

  To get a stock certificate for any of the shares held in your plan account, send written instructions to the Administrator. All certificates will be issued in the account holder's name.

  Please note: five shares must remain in your account to keep it open, otherwise the Administrator reserves the right to sell, without notification, any and all shares that fall below this five (5) share minimum.

Share Safekeeping

  Your stock certificates are valuable and expensive to replace if lost or stolen. Dominion Direct Investment offers you the convenience of depositing your certificates for safekeeping.

  To deposit your stock certificates into your Dominion Direct Investment account, send them to the Administrator with a completed and signed letter of transmittal that can be obtained by calling the Administrator.

  Do not endorse the certificate(s)

  When mailing certificates, we recommend that you use Registered Mail, insured for 2% of the market value of the certificates.

Share Transfers

  To transfer some or all of your shares to another name, call the Administrator to request "Transfer Instructions." Signatures must be Medallion Guaranteed by a financial institution. Once your completed transfer instructions are received, your request will be processed promptly by the Administrator. This service is free.

  Note: A new Dominion Direct Investment account can only be opened with a transfer of five shares or more.

Changes to Your Account

  To stop reinvesting your dividends, or to stop automatic monthly investments, send the Administrator written instructions signed exactly as the name(s) appear on your account.

  Please be sure to include your social security number and daytime phone number on all correspondence.

Closing Accounts

  To close your Dominion Direct Investment account, give written notice to the Administrator or complete and return the withdrawal form attached to your confirmation statement. Be sure to indicate that automatic cash drafts should also be discontinued if you use this service to purchase additional shares.

Tax Consequences

  All dividends paid to you--whether or not they are reinvested--are considered taxable income including any brokerage fees we paid for open market purchases. These fees are not expected to be more than seven cents per share. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the end of each year.

  Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

  Dividends on Dominion Direct Investment shares held for non-resident aliens or non-U.S. entities are generally subject to withholding taxes. Any dividend reinvestment will be made net of any withholding taxes.

  Be sure to keep your statements for income tax purposes. Special tax issues may apply to some participants. We urge you to consult your own tax advisor. You may obtain copies of statements for the previous five years for a fee of $5 per year. You should submit a written request along with your check.

Voting

  Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to preemptive or cumulative voting rights.

  For any shareholder meeting you will receive a proxy that will cover all the Dominion shares you hold, both in Dominion Direct Investment and in the form of stock certificates. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares as you indicate. If you do not vote your Dominion

Direct Investment shares, the Administrator will vote your shares according to the recommendation of Dominion's Board.

Stock Splits and Other Distributions

  If Dominion declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date.

  If Dominion decides to distribute shares in book-entry form (rather than certificates), these shares will be added to your Dominion Direct Investment account. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

  In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in Dominion Direct Investment plus any certificate shares held by you).

Changes to Dominion Direct Investment

  We may add to, modify or terminate Dominion Direct Investment and its administrative procedures at any time. We will send you written notice of any significant changes.

Responsibilities of Dominion and the Administrator

  Dominion Shareholder Administration will administer Dominion Direct Investment. The Administrator will respond to inquiries from participants, maintain records, send statements of accounts, and perform other duties related to Dominion Direct Investment. In addition, the Administrator will administer the nominee account of Dominion shares held for the benefit of Dominion Direct Investment participants and will appoint an independent agent who will be responsible for purchasing and selling Dominion shares in the open market.

  Dominion believes its serving as Administrator to Dominion Direct Investment rather than a registered broker-dealer or federally insured bank poses no material risk to any participating investor.

  You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct Investment. The continuation of Dominion Direct Investment by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

  In acting under the terms and conditions of Dominion Direct Investment as described in this prospectus, neither Dominion nor any of its agents or subsidiaries shall be liable with respect to the price at which Dominion common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion common stock.

Governing Law

  The laws of the Commonwealth of Virginia govern the terms and conditions of Dominion Direct Investment.

Use of Proceeds

  The proceeds from the sale by Dominion of newly issued common shares offered by Dominion Direct Investment will be added to the general corporate funds of Dominion and will be used to meet its capital requirements and the capital requirements of its subsidiaries.

Experts

  The financial statements incorporated in this prospectus by reference from Dominion's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

  Mr. James F. Stutts, Esq., Vice President and General Counsel of Dominion, has passed upon the legality of the securities being offered pursuant to Dominion Direct Investment.

Limitations of Liability and Indemnification Under the Securities Act

  Neither Dominion nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Direct Investment as described in this prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

  We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

                                [Dominion logo]

  Ticker Symbol (NYSE)
  D

  E-mail inquiries
  Shareholder_Administration@domres.com

  Website address
  www.domres.com

  Dominion Resources, Inc.
  P.O. Box 26532
  Richmond, Virginia 23261-6532
  1-800-552-4034
  1-804-775-2500

  Fax number
  1-804-819-2208

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

                                                                       Estimated
                                                                       ---------
   Securities and Exchange Commission Registration Fee................ $118,223
   Printing Expenses..................................................   51,500
   Accounting Fees and Expenses.......................................   25,000
   New York Stock Exchange Listing Fee................................   35,000
   Legal Fees and Expenses............................................   15,000
   Miscellaneous Expenses.............................................    3,777
                                                                       --------
     Total............................................................ $248,500
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Article VI of Dominion's Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

  In addition, Article VI of Dominion's Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or
(ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion's Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

  Dominion has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16. Exhibits.

 Exhibit No.                      Description of Document
 -----------                      -----------------------
    4(i)     Articles of Incorporation as in effect on August 9, 1999 (Exhibit
             3(i), Form 10-Q for the quarter ended June 30, 1999, File No. 1-
             8489, incorporated by reference).

    4(ii) Bylaws as in effect on October 15, 1999 (Exhibit 3, Form 10-Q for the quarter ended September 30, 1999; File No. 1-8489, incorporated by reference).

    5        Opinion of James F. Stutts, Esq., Vice President and General
             Counsel of Dominion Resources, Inc. (filed herewith).

   23(i)     Consent of James F. Stutts, Esq., Vice President and General
             Counsel of Dominion Resources, Inc. (contained in Exhibit 5).

   23(ii)    Consent of Deloitte & Touche LLP (filed herewith).

   24        Powers of Attorney (included herein).

Item 17. Undertakings.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 2nd day of May, 2000.

                                          Dominion Resources, Inc.

                                                   /s/ Thos. E. Capps
                                          By: _________________________________
                                             (Thos. E. Capps, Vice Chairman of
                                             the Board of Directors, President
                                                and Chief Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 2nd of May, 2000. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson or W. H. Riggs, Jr., either of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 Signature                                     Title
                 ---------                                     -----

      /s/ William S. Barrack, Jr.           Director
___________________________________________
          William S. Barrack, Jr.

         /s/ John B. Bernhardt              Director
___________________________________________
             John B. Bernhardt

          /s/ Thos. E. Capps                Vice Chairman of the Board of Directors,
___________________________________________  President and Chief Executive Officer
              Thos. E. Capps

      /s/ George A. Davidson, Jr.           Chairman of the Board of Directors
___________________________________________
          George A. Davidson, Jr.

         /s/ Raymond E. Galvin              Director
___________________________________________
             Raymond E. Galvin

          /s/ John W. Harris                Director
___________________________________________
              John W. Harris

     /s/ Benjamin J. Lambert, III           Director
___________________________________________
         Benjamin J. Lambert, III

                 Signature                                     Title
                 ---------                                     -----

      /s/ Richard L. Leatherwood            Director
___________________________________________
          Richard L. Leatherwood

                       -                    Director
___________________________________________
               Paul E. Lego

        /s/ Margaret A. McKenna             Director
___________________________________________
            Margaret A. McKenna

         /s/ Steven A. Minter               Director
___________________________________________
             Steven A. Minter

           /s/ K. A. Randall                Director
___________________________________________
               K. A. Randall

          /s/ Frank S. Royal                Director
___________________________________________
              Frank S. Royal

         /s/ S. Dallas Simmons              Director
___________________________________________
             S. Dallas Simmons

         /s/ Robert H. Spilman              Director
___________________________________________
             Robert H. Spilman

         /s/ David A. Wollard               Director
___________________________________________
             David A. Wollard

        /s/ Thomas N. Chewning              Executive Vice President (Chief Financial
___________________________________________  Officer)
            Thomas N. Chewning

          /s/ J. L. Trueheart               Group Vice President and Controller
___________________________________________  (Principal Accounting Officer)
              J. L. Trueheart

                                 EXHIBIT INDEX

 Exhibit No.                      Description of Document
 -----------                      -----------------------
    4(i)     Articles of Incorporation as in effect on August 9, 1999 (Exhibit
             3(i), Form 10-Q for the quarter ended June 30, 1999, File No. 1-
             8489, incorporated by reference).

    4(ii) Bylaws as in effect on October 15, 1999 (Exhibit 3, Form 10-Q for the quarter ended September 30, 1999, File No. 1-8489, incorporated by reference).

    5        Opinion of James F. Stutts, Esq., Vice President and General
             Counsel of Dominion Resources, Inc. (filed herewith).

   23(i)     Consent of James F. Stutts, Esq., Vice President and General
             Counsel of Dominion Resources, Inc. (contained in Exhibit 5).

   23(ii)    Consent of Deloitte & Touche LLP (filed herewith).

   24        Powers of Attorney (included herein).